UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2011

Marathon Oil Corporation
______________________________________ (Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Road, Houston, Texas		77056-2723
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(713) 629-6600

Not Applicable
______________________________________________ Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On May 25, 2011, Marathon Oil Corporation (“Marathon”) sent a notice (the “MOC Thrift Blackout Notice”) to Marathon’s directors and executive officers informing them of certain restrictions on the Marathon Oil Company Thrift Plan (the “MOC Thrift Plan”) in connection with the anticipated separation of Marathon’s downstream (refining, marketing and transportation) operations from its other operations through the distribution of shares of common stock of a wholly owned subsidiary, Marathon Petroleum Corporation (“MPC”), to holders of outstanding shares of common stock of Marathon (the “Spin-off”), which is expected to be completed on June 30, 2011.  Following the Spin-off, MPC will be an independent, publicly traded company, and Marathon will not retain any ownership interest in MPC.  As a result of the Spin-off, account activity in the MOC Thrift Plan will be temporarily restricted by Fidelity Investments (“Fidelity”), the administrator of the MOC Thrift Plan, for a period of time beginning on June 29, 2011 at 4:00 p.m. EST and expecting to end by July 11, 2011 (the “MOC Thrift Blackout Period”). In addition, on May 25, 2011, Marathon received notice from Fidelity of a blackout period as required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974.

Additionally, on May 25, 2011, Marathon sent a notice (the “MPC Thrift Blackout Notice”) to its directors and officers whose accounts are expected to be transferred to a newly established thrift plan of MPC (the “MPC Thrift Plan”) in connection with the Spin-off, informing them of certain restrictions in the MOC Thrift Plan and the MPC Thrift Plan.  As a result of the Spin-off, account activity in the MOC Thrift Plan and the MPC Thrift Plan will be temporarily restricted by Fidelity for a period of time beginning on June 24, 2011 at 4:00 p.m. EST and expecting to end by July 11, 2011 (the “MPC Thrift Blackout Period”).

On May 26, 2011, a clarifying notice (the “Clarifying Notice”) was sent to Marathon’s directors and executive officers further explaining the nature of the Spin-off.

Each of the MOC Thrift Blackout Notice, the MPC Thrift Blackout Notice and the Clarifying Notice, which were provided in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR under the Securities Exchange Act of 1934, advises Marathon’s directors and executive officers that during the MOC Thrift Blackout Period and the MPC Thrift Blackout Period, they will be generally prohibited from engaging in a number of plan-related activities, including purchasing, selling or otherwise acquiring or transferring common stock of Marathon, common stock of MPC or any other equity security or derivative security of Marathon acquired in connection with their service as a director or employment as an executive officer.

Copies of the MOC Thrift Blackout Notice, the MPC Thrift Blackout Notice and the Clarifying Notice are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated herein by reference.

During the MOC Thrift Blackout Period and the MPC Thrift Blackout Period and for two years after the ending date of the MOC Thrift Blackout Period and MPC Thrift Blackout Period, a stockholder or other interested person may obtain, without charge, information regarding the actual ending date of the MOC Thrift Blackout Period or the MPC Thrift Blackout Period by contacting Sylvia Kerrigan, Vice President, General Counsel and Secretary at Marathon Oil Corporation, 5555 San Felipe Road, Houston, Texas 77056, or by telephone at (713) 629-6600.

9.01. Financial Statements and Exhibits

(d)                 Exhibits

99.1	Notice to Directors and Executive Officers of Marathon Oil Corporation: Important Notice Concerning Your Rights Under the Marathon Oil Company Thrift Plan, dated May 25, 2011.

99.2
Notice to Directors and Executive Officers of Marathon Oil Corporation: Important Notice Concerning Your Rights Under the Marathon Oil Company Thrift Plan and the Marathon Petroleum Thrift Plan, dated May 25, 2011.

99.3	Notice to Directors and Executive Officers of Marathon Oil Corporation: Further Information Regarding the Blackout Period, dated May 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011		MARATHON OIL CORPORATION

	By:	/s/ Sylvia J. Kerrigan
Sylvia J. Kerrigan
Vice President, General Counsel & Secretary

Exhibit Index

99.1           Notice to Directors and Executive Officers of Marathon Oil Corporation: Important Notice Concerning Your Rights Under the Marathon Oil Company Thrift Plan, dated May 25, 2011.

99.2           Notice to Directors and Executive Officers of Marathon Oil Corporation: Important Notice Concerning Your Rights Under the Marathon Oil Company Thrift Plan and the Marathon Petroleum Thrift Plan, dated May 25, 2011.

99.3           Notice to Directors and Executive Officers of Marathon Oil Corporation: Further Information Regarding the Blackout Period, dated May 26, 2011.